Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports Record 2021 First Half Financial Results

MIDDLEFIELD, OHIO, July 16, 2021◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2021 first half and second quarter ended June 30, 2021.

2021 First Half Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income of $8.6 million, or $1.35 per diluted share driven by record second quarter earnings of $4.4 million, or a record $0.70 per diluted share

•	Net interest margin improved by 16 basis points to 3.72%, compared to 3.56%

•	Total noninterest income was up 49.9% to $3.9 million

•	Pre-tax, pre-provision(1) income increased 35.4% to $11.4 million

•	Return on average assets increased to 1.26% from 0.64%

•	Return on average equity increased to 11.88% from 5.79%

•	Return on average tangible common equity(1) increased to 13.41% from 6.59%

•	Efficiency ratio improved to 57.60%, compared to 62.33%

•	Year-to-date net charge-offs declined 46.6% to $159,000

“Our record second quarter and first half earnings reflect strong operating performance across our business and improving economic trends throughout our Northeast and Central Ohio markets,” stated Thomas G. Caldwell, President and Chief Executive Officer. “In addition, we have successfully navigated the low interest rate environment throughout the 2021 first half by successfully managing our net interest margin, enhancing our efficiency ratio, controlling operating expenses, growing noninterest income, and maintaining strong asset quality.”

“Year-to-date, we have helped small business customers secure $93.5 million of PPP forgiveness, which provided a $1.5 million benefit to our yield on earnings assets. At June 30, 2021, $90.2 million of PPP loans remained on the balance sheet and we expect the majority of the outstanding PPP loans will be forgiven by year end.”

“While economic and interest rate uncertainty remains, we are focused on pursuing our long-term growth strategy, making investments across our business, and creating value for our shareholders. As a result, we recently hired two new loan officers in Central Ohio, we are improving our customer engagement by enhancing the Bank’s online resources and returning capital to shareholders through our higher year-over-year dividend payment and share buyback program. Year-to-date, we have repurchased 181,045 shares of our common stock at an average price of $23.16 per share, which includes 131,577 shares repurchased in the second quarter at an average price of $23.42 per share. We have repurchased our common stock at an average price of 111.2% to tangible book value, which we believe is a tremendous value and offers a significant opportunity for our shareholders to increase their ownership in Middlefield Banc Corp. Overall, I am pleased with our strong year-to-date performance, and we expect 2021 will be another strong year for the Company,” concluded Mr. Caldwell.

Income Statement

Net interest income for the 2021 first half, increased 14.6% to $23.8 million, compared to $20.8 million for the same period last year. Year-to-date, the net interest margin was 3.72%, compared to 3.56% for the same period last year. Net interest income for the 2021 second quarter was $11.9 million, compared to $10.7 million for the 2020 second quarter. The 10.8% increase in net interest income for the 2021 second quarter was largely a result of a 56.8% reduction in interest expense. The net interest margin for the 2021 second quarter was 3.72%, compared to 3.49% for the same period of 2020.

For the 2021 first half, noninterest income was $3.9 million, compared to $2.6 million for the same period last year. Noninterest income for the 2021 second quarter was $1.6 million, compared to $1.5 million for the same period last year.

For the 2021 first half, noninterest expense increased 9.0% to $16.3 million, compared to $14.9 million for the same period last year. Operating costs in the 2021 second quarter increased 3.1% to $7.9 million from $7.7 million for the 2020 second quarter.

Net income for the 2021 first half ended June 30, 2021, was a record $8.6 million, or a record $1.35 per diluted share, compared to $4.0 million, or $0.62 per diluted share for the same period last year. Net income for the 2021 second quarter ended June 30, 2021, was a quarterly record of $4.4 million, or $0.70 per diluted share, compared to $3.0 million, or $0.46 per diluted share for the same period last year.

Balance Sheet

Total assets at June 30, 2021, increased 1.3% to approximately $1.36 billion from $1.34 billion at June 30, 2020. Net loans at June 30, 2021, decreased 5.3% to $1.04 billion, compared to $1.10 billion at June 30, 2020 as PPP forgiveness increased. Middlefield originated $212.6 million of loans under the PPP and helped customers receive $122.4 million of forgiveness payments under the terms of the program. The balance of PPP loans outstanding at June 30, 2021, was $90.2 million.

Total deposits at June 30, 2021, were approximately $1.20 billion, compared to $1.16 billion at June 30, 2020. The 3.2% increase in deposits was primarily due to increases in interest-bearing, money market, savings, and non-interest-bearing accounts, partially offset by decreased time-based accounts. At June 30, 2021, Middlefield had no short-term borrowings compared to $20.4 million of short-term borrowings at June 30, 2020 as the Company paid back Federal Home Loan Bank advances. The investment portfolio, which is entirely classified as available for sale, was $150.9 million June 30, 2021, compared with $112.5 million at June 30, 2020.

Donald L. Stacy, Chief Financial Officer stated, “Our balance sheet remains strong as we benefit from record earnings, favorable asset quality, and a meaningfully higher allowance. The allowance for loan losses to total loans now stands at 1.34%, compared to 1.28% at March 31, 2021, and 0.92% at June 30, 2020. In addition, at June 30, 2021, we only had eight loans in deferral status primarily within the hospitality industry representing a balance of $17.7 million, compared to a balance of $214.8 million at June 30, 2020, a decline of approximately 92%.”

“We also ended the quarter with robust capital levels and liquidity, including nearly $92.5 million in cash and cash equivalents and $150.9 million in our investment portfolio. We are focused on maximizing the yield on our investment portfolio, while prudently managing risk. As a result, our investment portfolio includes $32 million of subordinated debt, at an average yield of approximately 4.8%, in community banks across the country with similar metrics. The remainder of our investment portfolio is primarily held in tax free municipal bonds. I believe our record year-to-date financial results demonstrate strong execution across many aspects of the Bank and our ability to focus on managing items under our control,” concluded Mr. Stacy.

Stockholders’ Equity and Dividends

At June 30, 2021, shareholders’ equity increased 3.8% to $146.0 million compared to $140.7 million at June 30, 2020. On a per share basis, shareholders’ equity at June 30, 2021, was $23.50 compared to $22.09 at the same period last year.

Tangible stockholders’ equity(1) increased 4.6% to $129.4 million for the 2021 second quarter, compared to $123.7 million at June 30, 2020. On a per-share basis, tangible stockholders’ equity(1) was $20.82 at June 30, 2021, compared to $19.43 at June 30, 2020.

Through the first six months of 2021, the Company declared cash dividends of $0.32 per share, compared to $0.30 per share for the same period last year.

At June 30, 2021, the Company had an equity to assets leverage ratio of 10.74%, compared to 10.47% at June 30, 2020.

Asset Quality

The provision for loan losses for the 2021 second quarter was $200,000 versus $1.0 million for the same period last year. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and last year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic. The provision for loan losses for the 2021 first half was $900,000 versus $3.7 million for the same period last year.

Net charge-offs were $122,000, or 0.05% of average loans, annualized, during the 2021 second quarter, compared to net charge-offs of $34,000, or 0.01% of average loans, annualized, at June 30, 2020. Year-to-date net charge-offs were $159,000, or 0.03% of average loans, annualized, compared to net charge-offs of $298,000, or 0.06% of average loans, annualized for the six-months ended June 30, 2020.

Nonperforming assets at June 30, 2021, were $14.9 million, compared to $10.5 million at June 30, 2020. The $4.4 million increase in nonperforming assets was affected by one large legacy credit in the Central Ohio market, which was charged-off during the 2020 third quarter. Nonperforming loans at June 30, 2021 were $7.8 million a 20.8% decline from the same period last year, and a 13.4% decline from the 2021 first quarter. The allowance for loan losses at June 30, 2021, stood at $14.2 million, or 1.34% of total loans, compared to $10.2 million, or 0.92% of total loans at June 30, 2020.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.36 billion at June 30, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1) This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets, and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ASSETS
Cash and due from banks	$82,435	$93,037	$92,874	$46,097	$55,766
Federal funds sold	10,034	7,436	19,543	6,884	2,520

Cash and cash equivalents	92,469	100,473	112,417	52,981	58,286
Equity securities, at fair value	730	690	609	553	581
Investment securities available for sale, at fair value	150,850	123,218	114,360	112,968	112,529
Loans held for sale	790	1,260	878	10,457	4,151
Loans:
Commercial real estate:
Owner occupied	109,777	104,379	103,121	107,342	110,134
Non-owner occupied	304,324	304,623	309,424	310,512	300,577
Multifamily	34,926	39,015	39,562	39,622	37,604
Residential real estate	228,102	228,052	233,995	222,237	227,427
Commercial and industrial	200,558	242,651	232,044	258,313	240,096
Home equity lines of credit	107,685	111,474	112,543	115,223	117,196
Construction and other	62,229	64,960	63,573	60,613	66,015
Consumer installment	8,694	9,046	9,823	10,534	11,210

Total loans	1,056,295	1,104,200	1,104,085	1,124,396	1,110,259
Less allowance for loan and lease losses	14,200	14,122	13,459	11,359	10,210

Net loans	1,042,095	1,090,078	1,090,626	1,113,037	1,100,049
Premises and equipment, net	17,680	18,002	18,333	18,633	18,962
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,564	1,644	1,724	1,807	1,890
Bank-owned life insurance	16,846	16,740	16,938	16,832	16,723
Other real estate owned	7,090	7,372	7,387	7,391	687
Accrued interest receivable and other assets	15,033	13,545	13,636	15,079	14,391

TOTAL ASSETS	$1,360,218	$1,388,093	$1,391,979	$1,364,809	$1,343,320

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
LIABILITIES
Deposits:
Noninterest-bearing demand	$326,665	$317,224	$291,347	$268,838	$270,738
Interest-bearing demand	207,725	215,684	195,722	179,080	136,722
Money market	183,453	187,204	198,493	184,936	168,842
Savings	252,171	259,973	243,888	231,696	218,545
Time	225,271	245,342	295,750	329,413	363,420

Total deposits	1,195,285	1,225,427	1,225,200	1,193,963	1,158,267

Short-term borrowings	—	—	—	—	20,417
Other borrowings	13,031	13,095	17,038	17,100	17,162
Accrued interest payable and other liabilities	5,858	4,901	5,931	11,690	6,779

TOTAL LIABILITIES	1,214,174	1,243,423	1,248,169	1,222,753	1,202,625

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,325,918 shares issued, 6,215,511 shares outstanding as of June 30, 2021	87,131	87,073	86,886	86,871	86,722
Retained earnings	76,150	72,729	69,578	68,046	67,150
Accumulated other comprehensive income	3,893	2,917	4,284	4,077	3,761
Treasury stock, at cost; 1,110,407 shares as of June 30, 2021	(21,130)	(18,049)	(16,938)	(16,938)	(16,938)

TOTAL STOCKHOLDERS’ EQUITY	146,044	144,670	143,810	142,056	140,695

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,360,218	$1,388,093	$1,391,979	$1,364,809	$1,343,320

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
Statements of Income	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,885	$12,167	$12,041	$12,603	$12,281	$24,052	$24,359
Interest-earning deposits in other institutions	12	18	9	8	7	30	101
Federal funds sold	1	—	1	—	—	1	21
Investment securities:
Taxable interest	410	370	297	249	206	780	363
Tax-exempt interest	602	558	591	618	634	1,160	1,263
Dividends on stock	26	29	28	29	27	55	57

Total interest and dividend income	12,936	13,142	12,967	13,507	13,155	26,078	26,164

INTEREST EXPENSE
Deposits	1,010	1,205	1,655	2,106	2,336	2,215	5,201
Short-term borrowings	—	—	(2)	14	32	—	67
Other borrowings	39	39	43	28	62	78	138

Total interest expense	1,049	1,244	1,696	2,148	2,430	2,293	5,406

NET INTEREST INCOME	11,887	11,898	11,271	11,359	10,725	23,785	20,758

Provision for loan losses	200	700	2,100	4,000	1,000	900	3,740

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,687	11,198	9,171	7,359	9,725	22,885	17,018

NONINTEREST INCOME
Service charges on deposit accounts	856	787	729	691	566	1,643	1,119
Gain (loss) on equity securities	40	81	56	(28)	31	121	(129)
Earnings on bank-owned life insurance	106	226	106	109	105	332	212
Gains on sale of loans	221	592	332	660	381	813	495
Other income	409	532	387	379	412	941	872

Total noninterest income	1,632	2,218	1,610	1,811	1,495	3,850	2,569

NONINTEREST EXPENSE
Salaries and employee benefits	4,321	4,254	4,458	3,657	4,136	8,575	7,720
Occupancy expense	549	600	628	497	483	1,149	1,033
Equipment expense	313	357	365	363	307	670	580
Data processing costs	698	786	617	683	684	1,484	1,350
Ohio state franchise tax	286	286	251	282	281	572	549
Federal deposit insurance expense	150	144	103	123	74	294	197
Professional fees	323	419	352	289	369	742	718
Net loss (gain) on other real estate owned	22	46	(172)	(184)	(33)	68	(32)
Advertising expense	221	221	55	217	217	442	426
Software amortization expense	74	80	66	70	74	154	215
Core deposit intangible amortization	80	80	83	83	83	160	166
Other expense	889	1,080	1,019	942	1,014	1,969	2,019

Total noninterest expense	7,926	8,353	7,825	7,022	7,689	16,279	14,941

Income before income taxes	5,393	5,063	2,956	2,148	3,531	10,456	4,646
Income taxes	968	896	467	295	565	1,864	639

NET INCOME	$4,425	$4,167	$2,489	$1,853	$2,966	$8,592	$4,007

PTPP (1)	$5,593	$5,763	$5,056	$6,148	$4,531	$11,356	$8,386

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
Per common share data	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Net income per common share - basic	$0.70	$0.65	$0.39	$0.29	$0.47	$1.36	$0.63
Net income per common share - diluted	$0.70	$0.65	$0.39	$0.29	$0.46	$1.35	$0.62
Dividends declared per share	$0.16	$0.16	$0.15	$0.15	$0.15	$0.32	$0.30
Book value per share (period end)	$23.50	$22.80	$22.54	$22.27	$22.09	$23.50	$22.09
Tangible book value per share (period end) (2) (3)	$20.82	$20.17	$19.91	$19.63	$19.43	$20.82	$19.43
Dividends declared	$1,004	$1,016	$957	$957	$956	$2,020	$1,920
Dividend yield	2.72%	3.10%	2.65%	3.09%	2.91%	2.73%	2.91%
Dividend payout ratio	22.69%	24.38%	38.45%	51.65%	32.23%	23.51%	47.92%
Average shares outstanding - basic	6,297,071	6,364,132	6,378,706	6,376,291	6,369,467	6,331,356	6,393,288
Average shares outstanding - diluted	6,312,230	6,378,493	6,397,681	6,385,765	6,388,118	6,348,345	6,412,585
Period ending shares outstanding	6,215,511	6,344,657	6,379,323	6,378,110	6,369,467	6,215,511	6,369,467

Selected ratios
Return on average assets	1.30%	1.22%	0.72%	0.54%	0.90%	1.26%	0.64%
Return on average equity	12.10%	11.65%	6.76%	5.11%	8.57%	11.88%	5.79%
Return on average tangible common equity (2) (4)	13.65%	13.17%	7.64%	5.79%	9.76%	13.41%	6.59%
Efficiency (1)	57.28%	57.91%	59.29%	51.96%	61.29%	57.60%	62.33%
Equity to assets at period end	10.74%	10.42%	10.33%	10.41%	10.47%	10.74%	10.47%
Noninterest expense to average assets	0.58%	0.60%	0.57%	0.52%	0.58%	1.18%	1.19%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Six Months Ended
Yields	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest-earning assets:
Loans receivable (2)	4.43%	4.48%	4.28%	4.48%	4.53%	4.45%	4.73%
Investment securities (2)	3.47%	3.75%	3.65%	3.66%	3.76%	3.60%	3.69%
Interest-earning deposits with other banks	0.18%	0.20%	0.21%	0.27%	0.23%	0.19%	0.72%
Total interest-earning assets	4.05%	4.11%	4.00%	4.23%	4.27%	4.08%	4.47%
Deposits:
Interest-bearing demand deposits	0.12%	0.16%	0.21%	0.32%	0.35%	0.14%	0.38%
Money market deposits	0.46%	0.47%	0.53%	0.70%	0.93%	0.47%	1.17%
Savings deposits	0.06%	0.07%	0.11%	0.20%	0.21%	0.07%	0.35%
Certificates of deposit	1.19%	1.28%	1.56%	1.77%	2.00%	1.24%	2.06%
Total interest-bearing deposits	0.46%	0.53%	0.70%	0.93%	1.11%	0.50%	1.25%
Non-Deposit Funding:
Borrowings	1.18%	1.10%	0.95%	0.45%	0.53%	1.14%	0.83%
Total interest-bearing liabilities	0.47%	0.54%	0.71%	0.91%	1.07%	0.50%	1.23%
Cost of deposits	0.34%	0.40%	0.54%	0.72%	0.85%	0.37%	0.98%
Cost of funds	0.35%	0.41%	0.55%	0.71%	0.83%	0.38%	0.98%
Net interest margin (1)	3.72%	3.73%	3.49%	3.57%	3.49%	3.72%	3.56%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$7,760	$8,958	$7,858	$6,690	$9,803
Other real estate owned	7,090	7,372	7,387	7,391	687

Nonperforming assets	$14,850	$16,330	$15,245	$14,081	$10,490

Allowance for loan losses	$14,200	$14,122	$13,459	$11,359	$10,210
Allowance for loan losses/total loans	1.34%	1.28%	1.22%	1.01%	0.92%
Net charge-offs:
Quarter-to-date	$122	$37	$—	$2,851	$34
Year-to-date	159	37	3,149	3,149	298
Net charge-offs to average loans, annualized:
Quarter-to-date	0.05%	0.01%	0.00%	1.01%	0.01%
Year-to-date	0.03%	0.01%	0.29%	0.39%	0.06%
Nonperforming loans/total loans	0.73%	0.81%	0.71%	0.59%	0.88%
Allowance for loan losses/nonperforming loans	182.99%	157.65%	171.28%	169.79%	104.15%
Nonperforming assets/total assets	1.09%	1.18%	1.10%	1.03%	0.78%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
(Dollar amounts in thousands, unaudited)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Stockholders’ Equity	$146,044	$144,670	$143,810	$142,056	$140,695	$146,044	$140,695
Less Goodwill and other intangibles	16,635	16,715	16,795	16,878	16,961	16,635	16,961

Tangible Common Equity	$129,409	$127,955	$127,015	$125,178	$123,734	$129,409	$123,734

Shares outstanding	6,215,511	6,344,657	6,379,323	6,378,110	6,369,467	6,215,511	6,369,467

Tangible book value per share	$20.82	$20.17	$19.91	$19.63	$19.43	$20.82	$19.43

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Average Stockholders’ Equity	$146,719	$145,065	$146,374	$144,167	$139,212	$145,892	$139,287
Less Average Goodwill and other intangibles	16,674	16,754	16,836	16,919	17,002	16,714	17,043

Average Tangible Common Equity	$130,045	$128,311	$129,538	$127,248	$122,210	$129,178	$122,244

Net income	$4,425	$4,167	$2,489	$1,853	$2,966	$8,592	$4,007

Return on average tangible common equity (annualized)	13.65%	13.17%	7.64%	5.79%	9.76%	13.41%	6.59%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Six Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$4,425	$4,167	$2,489	$1,853	$2,966	$8,592	$4,007
Add Income Taxes	968	896	467	295	565	1,864	639
Add Provision for loan losses	200	700	2,100	4,000	1,000	900	3,740

PTPP	$5,593	$5,763	$5,056	$6,148	$4,531	$11,356	$8,386

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,078,866	$11,885	4.43%	$1,092,095	$12,281	4.53%
Investment securities (3)	135,338	1,012	3.47%	107,765	840	3.76%
Interest-earning deposits with other banks (4)	85,245	39	0.18%	58,541	34	0.23%

Total interest-earning assets	1,299,449	12,936	4.05%	1,258,401	13,155	4.27%

Noninterest-earning assets	70,692			62,976

Total assets	$1,370,141			$1,321,377

Interest-bearing liabilities:
Interest-bearing demand deposits	$207,080	$64	0.12%	$129,917	$112	0.35%
Money market deposits	185,728	212	0.46%	164,434	381	0.93%
Savings deposits	253,612	38	0.06%	198,967	104	0.21%
Certificates of deposit	233,930	696	1.19%	350,298	1,739	2.00%
Short-term borrowings	227	—	0.00%	55,973	32	0.23%
Other borrowings	13,062	39	1.20%	15,615	62	1.60%

Total interest-bearing liabilities	893,639	1,049	0.47%	915,204	2,430	1.07%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	323,590			262,575
Other liabilities	6,193			4,311
Stockholders’ equity	146,719			139,287

Total liabilities and stockholders’ equity	$1,370,141			$1,321,377

Net interest income		$11,887			$10,725

Interest rate spread (1)			3.58%			3.20%
Net interest margin (2)			3.72%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities			145.41%			137.50%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $179 and $190 for the three months ended June 30, 2021 and 2020, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	June 30, 2021			March 31, 2021
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,078,866	$11,885	4.43%	$1,103,373	$12,167	4.48%
Investment securities (3)	135,338	1,012	3.47%	116,510	928	3.75%
Interest-earning deposits with other banks (4)	85,245	39	0.18%	93,709	47	0.20%

Total interest-earning assets	1,299,449	12,936	4.05%	1,313,592	13,142	4.11%

Noninterest-earning assets	70,692			71,007

Total assets	$1,370,141			$1,384,599

Interest-bearing liabilities:
Interest-bearing demand deposits	$207,080	$64	0.12%	$203,047	$78	0.16%
Money market deposits	185,728	212	0.46%	195,275	228	0.47%
Savings deposits	253,612	38	0.06%	256,151	47	0.07%
Certificates of deposit	233,930	696	1.19%	269,493	852	1.28%
Short-term borrowings	227	—	0.00%	111	—	0.00%
Other borrowings	13,062	39	1.20%	14,258	39	1.11%

Total interest-bearing liabilities	893,639	1,049	0.47%	938,335	1,244	0.54%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	323,590			295,199
Other liabilities	6,193			6,000
Stockholders’ equity	146,719			145,065

Total liabilities and stockholders’ equity	$1,370,141			$1,384,599

Net interest income		$11,887			$11,898

Interest rate spread (1)			3.58%			3.57%
Net interest margin (2)			3.72%			3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities			145.41%			139.99%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $179 and $169 for the three months ended June 30, 2021, and March 31, 2021, respectively.
(4)	Includes dividends received on restricted stock.

	For the Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,091,119	$24,052	4.45%	$1,038,064	$24,359	4.73%
Investment securities (3)	125,924	1,940	3.60%	106,829	1,626	3.69%
Interest-earning deposits with other banks (4)	89,477	86	0.19%	50,129	179	0.72%

Total interest-earning assets	1,306,520	26,078	4.08%	1,195,022	26,164	4.47%

Noninterest-earning assets	70,850			63,990

Total assets	$1,377,370			$1,259,012

Interest-bearing liabilities:
Interest-bearing demand deposits	$205,063	$141	0.14%	$121,804	$229	0.38%
Money market deposits	190,502	441	0.47%	161,221	934	1.17%
Savings deposits	254,882	85	0.07%	191,052	331	0.35%
Certificates of deposit	251,711	1,548	1.24%	362,082	3,707	2.06%
Short-term borrowings	169	—	0.00%	35,390	67	0.38%
Other borrowings	13,660	78	1.15%	14,159	138	1.96%

Total interest-bearing liabilities	915,987	2,293	0.50%	885,708	5,406	1.23%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	309,395			228,993
Other liabilities	6,096			5,024
Stockholders’ equity	145,892			139,287

Total liabilities and stockholders’ equity	$1,377,370			$1,259,012

Net interest income		$23,785			$20,758

Interest rate spread (1)			3.58%			3.24%
Net interest margin (2)			3.72%			3.56%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.64%			134.92%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $347 and $379 for the six months ended June 30, 2021 and 2020, respectively.
(4)	Includes dividends received on restriced stock.